UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

SMART SAND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Waterway Avenue, Suite 350

The Woodlands, Texas 77380

(Address of principal executive offices and zip code)

(281) 231-2660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2016 (the “Closing Date”), Smart Sand, Inc. (the “Company,” “we,” “us,” “our” and similar terms) completed its initial public offering (the “Offering”) of 11,700,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a price to the public of $11.00 per share ($10.34 per share, net of the underwriting discount) pursuant to a Registration Statement on Form S-1, as amended (File No. 333-213692) (the “Registration Statement”), initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on September 19, 2016 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The material provisions of the Offering are described in the prospectus, dated November 3, 2016 (the “Prospectus”), filed by the Company with the Commission on November 7, 2016 pursuant to Rule 424(b)(4) under the Securities Act. The Company granted the underwriters an option for a period of 30 days to purchase up to an additional 877,500 shares of Common Stock at the initial offering price, and the selling stockholders described in the Prospectus granted the underwriters an option for a period of 30 days to purchase up to an aggregate additional 877,500 shares of Common Stock at the initial offering price.

Registration Rights Agreement

On the Closing Date, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders (the “Registration Rights Holders”). Pursuant to the Registration Rights Agreement, we may be required to register under the Securities Act shares of Common Stock owned by the Registration Rights Holders (the “Registrable Securities”) upon their request in certain circumstances.

Demand Registration Rights. At any time, following the expiration of the 180-day lockup period described in the Prospectus, certain Demand Holders (as defined in the Registration Rights Agreement) will have the right to require us by written notice to register their Registrable Securities. We will be obligated to effect two demand registrations on a long-form registration statement in any twelve-month period and an unlimited number of demand registrations on a short-form registration statement, including “shelf registrations”; provided that we will not be obligated to file more than one registration statement in response to a demand registration within 90 days after the effective date of any registration statement filed by us in response to a demand registration. Upon written request of any of the Demand Holders, we will retain underwriters and facilitate an underwritten offering to dispose of Registrable Securities having a market price of at least $20.0 million held individually by a Demand Holder, or collectively by the Demand Holders.

Piggy-back Registration Rights. If, at any time, we propose to register an offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the Registration Rights Holders, then we must give notice to the Registration Rights Holders holding at least $0.1 million in shares of our Common Stock to allow them to include a specified number of Registrable Securities in that registration statement.

Conditions and Limitations; Expenses. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register Registrable Securities under the Registration Rights Agreement will terminate when no Registrable Securities remain outstanding. Registrable Securities will cease to be covered by the Registration Rights Agreement when they have (i) been sold pursuant to an effective registration statement under the Securities Act, (ii) been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144 under the Securities Act), (iii) are held by the Company or one of its subsidiaries; (iv) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are not assigned to the transferee of such securities; or (v) are sold in a private transaction in which the transferor’s rights under the Registration Rights Agreement are assigned to the transferee and such transferee is not an affiliate of the Company, two years following the transfer of such Registrable Security to such transferee.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Stockholders Agreement

On the Closing Date, we entered into a stockholders agreement (the “Stockholders Agreement”) with Clearlake Capital Partners II (Master), L.P. (“Clearlake”) and Keystone Cranberry, LLC (the entity through which our Chief Executive Officer beneficially owns substantially all of his shares of our Common Stock, and, together with Clearlake, the “Principal Stockholders”) that provides each Principal Stockholder certain rights to designate nominees for election to our board of directors. The Stockholders Agreement provides that, for so long as a Principal Stockholder beneficially owns at least 30% of our Common Stock then outstanding, it will be entitled to designate three directors; for so long as a Principal Stockholder beneficially owns at least 20% of our Common Stock then outstanding, it will be entitled to designate two directors; and for so long as a Principal Stockholder beneficially owns at least 10% of our Common Stock then outstanding, it will be entitled to designate one director.

A Principal Stockholder will be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of their beneficial ownership at such time. Each Principal Stockholder will also have the right, but not the obligation, to designate at least one of their nominees as a member to each of the committees of our board of directors for so long as they are allowed to designate at least one director, subject to compliance with applicable law and stock exchange rules.

For so long as such Principal Stockholder holds at least 20% of our outstanding Common Stock, we and our subsidiaries will not effect any transaction or series of related transactions involving a change of control of the Company (or enter into an agreement to take such action) without the approval of such Principal Stockholder.

Additionally, for so long as such Principal Stockholder has one of its designees serving on our board of directors, we and our subsidiaries will not take the following actions (or enter into an agreement to take such actions) without the approval of such Principal Stockholder:

•	any increase or decrease in the size or composition of the board of directors, committees of the board of directors, and boards and committees of subsidiaries of the Company; or

•	any action that otherwise could reasonably be expected to adversely affect such Principal Stockholder’s board of directors and committee designation rights.

The rights and obligations of each Principal Stockholder under the Stockholders Agreement will be several and not joint, and no Principal Stockholder will be responsible in any way for the performance of the rights and obligations of any other Principal Stockholder under the Stockholders Agreement.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Indemnification Agreements

On the Closing Date, we entered into indemnification agreements (the “Indemnification Agreements”) with each of our directors and officers. Each Indemnification Agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Second Amended and Restated Bylaws (as defined below) against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Second Amended and Restated Bylaws.

A copy of the form of Indemnification Agreement was filed as Exhibit 10.23 to the Registration Statement and is incorporated herein by reference, and the foregoing description of the Indemnification Agreements is qualified in its entirety by reference thereto.

Smart Sand, Inc. 2016 Omnibus Incentive Plan

The description of the 2016 Plan (as defined below) provided under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the 2016 Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

2016 Employee Stock Purchase Plan

The description of the 2016 ESPP (as defined below) provided under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the 2016 ESPP is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions of the Registration Rights Agreement and the Stockholders Agreement contained in Item 1.01 are incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Smart Sand, Inc. 2016 Omnibus Incentive Plan

In connection with the Offering, we adopted and our stockholders approved the Smart Sand, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”), under which we may grant cash and equity-based incentive awards to eligible service providers in order to attract, retain and motivate the persons who make important contributions to the Company. The material terms of the 2016 Plan are summarized below.

Eligibility and Administration. Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2016 Plan. The 2016 Plan is administered by the compensation committee of the board of directors, which may delegate its duties and responsibilities to one or more officers, agents or advisors as provided in the 2016 Plan (referred to collectively as the plan administrator below), subject to the limitations imposed under the 2016 Plan, Section 16 of the Securities Exchange Act of 1934, stock exchange rules and other applicable laws, or a sub-committee thereof or any other committee designated by the board of directors. The plan administrator has the authority to take all actions and make all determinations under the 2016 Plan, to interpret the 2016 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2016 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2016 Plan.

Shares Available for Awards. The aggregate number of shares of our Common Stock that will initially be available for issuance under the 2016 Plan is equal to the sum of (i) 3,911,456 shares and (ii) any shares of Common Stock which as of the effective date of the 2016 Plan are subject to awards granted under the 2012 Equity Incentive Plan (the “2012 Plan”) that are forfeited, expire or otherwise terminate without the issuance of shares. No more than 3,911,456 shares of Common Stock may be issued under the 2016 Plan upon the exercise of incentive stock options.

If an award under the 2016 Plan or the 2012 Plan expires, lapses or is terminated, exchanged for cash, canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2016 Plan. Any shares of Common Stock repurchased on the open market using the proceeds from the exercise of an award under the 2016 Plan will not increase the number of shares available under the 2016 Plan.

In addition, the maximum aggregate grant date fair value, as determined in accordance with the Financial Accounting Standards Board ASC Topic 718 (or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2016 Plan during any fiscal year may not exceed $600,000 (or, in the fiscal year of any director’s initial service, $1,000,000). The plan administrator may, however, make exceptions to such limit on director compensation in extraordinary circumstances, subject to the limitations in the 2016 Plan.

Awards. The 2016 Plan provides for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, performance awards, performance cash awards and other stock or cash based awards. Certain awards under the 2016 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). All awards under the 2016 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, which may include any applicable vesting and payment terms and post-termination exercise limitations.

Performance Measures. The plan administrator may select performance measures for an award to establish performance goals for a performance period. Performance measures under the 2016 Plan may include, but are not limited to, the following: net earnings (either before or after one or more of the following: interest, taxes, depreciation, depletion and/or accretion, amortization, non-cash equity-based compensation expense, gain or loss on sale of assets, financing costs, development costs, non-cash charges, unusual or nonrecurring charges and gain or loss on extinguishment of debt); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; costs (including, but not limited to, production costs); funds from operations; expenses; working capital; earnings per share; adjusted earnings per share; price per share; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; debt levels or reduction; sales-related goals; comparisons with other stock market indices; operating efficiency; financing and other capital raising transactions; recruiting and maintaining personnel; year-end cash; customer service; and marketing initiatives, any of which may be measured either in absolute terms or on a per share, per ton, per product, per customer/prospect, per employee, or any other similar basis or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the company’s performance or the performance of a subsidiary, division, business segment or business unit of the company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for the inclusion or exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be included or excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

Certain Transactions. In the event of a change in control in which outstanding awards under the 2016 Plan are not assumed or substituted, then prior to the change in control (i) all outstanding options and SARs will become immediately exercisable in full and will terminate upon consummation of the change in control; (ii) all restrictions and vesting requirements applicable to any award based solely on the continued service of the participant will terminate; and (c) all awards, the vesting or payment of which are based on performance goals, will vest as though such performance goals were achieved at target. Notwithstanding the foregoing, in connection with a change in control, the plan administrator may determine that outstanding stock-based awards granted under the 2016 Plan, whether or not exercisable or vested, will be canceled and terminated in exchange for a cash payment (or the delivery of shares, other securities or a combination of cash, shares and securities) equal to the difference, if any, between the consideration to be received by company stockholders in respect of a share of Common Stock in connection with such change in control and the purchase price per share, if any, under the award, multiplied by the number of shares of Common Stock subject to such award. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2016 Plan and outstanding awards as it deems appropriate to reflect the transaction.

Plan Amendment and Termination. Our board of directors may terminate the 2016 Plan at any time and the plan administrator may amend the 2016 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2016 Plan, may adversely affect an award outstanding under the 2016 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the plan administrator cannot, without the approval of our stockholders, amend any outstanding stock option or SAR to reduce its price per share. The 2016 Plan will remain in effect until the day before the tenth anniversary of the date it was initially approved by our board of directors, unless earlier terminated by our board of directors. No awards may be granted under the 2016 Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments. The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Except as expressly provided in the 2016 Plan or in an award agreement, awards under the 2016 Plan are generally non-transferrable, except by will or the laws of descent and distribution and are generally exercisable only by the participant. With regard to exercise price obligations arising in connection with the exercise of options under the 2016 Plan, such amounts must be paid in cash (including check, bank draft or money order), except that the plan administrator may allow such payments to be made by tender of a broker exercise notice, tender of previously acquired shares of our Common Stock, net exercise, a combination of such methods or any other method approved by the plan administrator. With regard to tax withholding obligations arising in connection with awards under the 2016 Plan, the plan administrator may permit or require such withholding obligations to be satisfied through the withholding of shares underlying an award, tender of previously acquired shares, delivery of a broker exercise notice, or a combination of such methods.

The foregoing description of the 2016 Plan is not complete and is qualified in its entirety by reference to the full text of the 2016 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

2016 Employee Stock Purchase Plan

In connection with the Offering, we adopted and our stockholders approved the 2016 Employee Stock Purchase Plan (the “2016 ESPP”). The material terms of the 2016 ESPP are summarized below.

Shares available for Awards; Administration. A total of 3,911,456 shares of our Common Stock are initially reserved for issuance under the 2016 ESPP and no more than 3,911,456 shares of our Common Stock may be issued on each purchase date under the 2016 ESPP. The number of shares available for issuance under the 2016 ESPP is subject to adjustment in certain events, as described below.

The compensation committee of our board of directors, or a subcommittee thereof, has authority to interpret the terms of the 2016 ESPP and determine the eligibility of participants. The compensation committee may delegate its duties, power and authority under the 2016 ESPP to any officers of the Company in accordance with the terms of the 2016 ESPP.

Eligibility. Our employees are eligible to participate in the 2016 ESPP if they are customarily employed by us or a participating subsidiary for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our 2016 ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common or other class of stock.

Grant of Rights. The 2016 ESPP is intended to qualify under Section 423 of the Code and stock will be offered under the 2016 ESPP during offering periods. The length of the offering periods under the 2016 ESPP will be determined by the plan administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates for each offering period will be the final trading day in the offering period. Offering periods under the 2016 ESPP are initially intended to continue for six months and will commence on January 1 and July 1 of each year, except that the first offering period under the 2016 ESPP will commence and terminate when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offering periods.

The 2016 ESPP permits participants to purchase Common Stock through payroll deductions of up to 20% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including commissions that are included in regular compensation, amounts that would have constituted compensation but for a participant’s election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the company, and overtime and shift premiums, but excluding all other amounts such as amounts attributable to stock-based, cash-based and other incentive compensation and bonuses. The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period, which, in the absence of a contrary designation, will be 1,000 shares. In addition, no employee will be permitted to accrue the right to purchase stock under the 2016 ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our Common Stock as of the first day of the offering period).

On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our Common Stock. The option will expire at the end of the applicable offering period, and will be exercised at that time to the extent of the payroll deductions accumulated during the offering period. The purchase price of the shares, in the absence of a contrary designation, will be 85% of the lower of the fair market value of our Common Stock on the first trading day of the offering period or on the purchase date, which will be the final trading day of the offering period. Participants may voluntarily end their participation in the 2016 ESPP at any time prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of Common Stock. Participation ends automatically upon a participant’s termination of employment.

A participant may not transfer rights granted under the 2016 ESPP other than by will or the laws of descent and distribution.

Certain Transactions. In the event of certain non-reciprocal transactions or events affecting our Common Stock known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2016 ESPP and outstanding rights. In the event of a merger or sale of all or substantially all of the assets of the Company, each outstanding option will be assumed or substituted by the successor corporation. In the event that the successor corporation does not assume or substitute for outstanding options, or in the event of a dissolution or liquidation of the company, the offering period then in progress will be shortened by setting a new exercise date immediately prior to the effective date of such transaction.

Plan Amendment. The board of directors may amend, suspend or terminate the 2016 ESPP at any time. However, stockholder approval of any amendment to the 2016 ESPP will be obtained for any amendment to the extent necessary to comply with applicable laws.

The foregoing description of the 2016 ESPP is not complete and is qualified in its entirety by reference to the full text of the 2016 ESPP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated into this item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Certificate of Incorporation

On the Closing Date, the Second Amended and Restated Certificate of Incorporation of the Company became effective (the “Second Amended and Restated Certificate of Incorporation”) and, among other things:

•	provided for a 2,200 for 1 stock split;

•	increased the authorized number of shares of Common Stock to 350,000,000 shares;

•	authorized 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

•	divided our board of directors into three classes, as nearly equal in number as possible, with staggered three-year terms;

•	renounced any interest or expectancy in certain corporate opportunities;

•	designated the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders; and

•	provides that, after such time as the Principal Stockholders cease to collectively beneficially own at least 50% of the voting power of the outstanding shares of our stock entitled to vote, our stockholders may only amend or repeal our bylaws with the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of our stock entitled to vote.

The foregoing description of the Second Amended and Restated Certificate of Incorporation is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this item 5.03 by reference.

Second Amended and Restated Bylaws

On the Closing Date, the Company’s bylaws were amended and restated (as amended and restated, the “Second Amended and Restated Bylaws”) to, among other things:

•	establish procedures relating to the presentation of stockholder proposals at stockholder meetings;

•	establish procedures relating to the nomination of directors; and

•	conform to the amended provisions of the Second Amended and Restated Certificate of Incorporation.

The foregoing description of the Second Amended and Restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated into this item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1*	Second Amended and Restated Certificate of Incorporation of Smart Sand, Inc.

3.2*	Second Amended and Restated Bylaws of Smart Sand, Inc.

4.1*	Registration Rights Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc. and the Persons listed on Schedule A thereto.

4.2*	Stockholders Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc., Clearlake Capital Partners II (Master), L.P. and Keystone Cranberry, LLC.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.23 to Smart Sand, Inc.’s Registration Statement on Form S-1 (Registration No. 333-213692) filed with the Commission on October 18, 2016.

10.2*#	Smart Sand, Inc. 2016 Omnibus Incentive Plan.

10.3*#	2016 Employee Stock Purchase Plan.

*	Filed herewith
#	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated: November 15, 2016	By:	/s/ Lee Beckelman
Lee Beckelman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Second Amended and Restated Certificate of Incorporation of Smart Sand, Inc.

3.2*	Second Amended and Restated Bylaws of Smart Sand, Inc.

4.1*	Registration Rights Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc. and the Persons listed on Schedule A thereto.

4.2*	Stockholders Agreement, dated as of November 9, 2016, by and among Smart Sand, Inc., Clearlake Capital Partners II (Master), L.P. and Keystone Cranberry, LLC.

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.23 to Smart Sand, Inc.’s Registration Statement on Form S-1 (Registration No. 333-213692) filed with the Commission on October 18, 2016.

10.2*#	Smart Sand, Inc. 2016 Omnibus Incentive Plan.

10.3*#	2016 Employee Stock Purchase Plan.

*	Filed herewith
#	Compensatory plan or arrangement